Exhibit 10.2
McAfee, Inc.
1997 Stock Incentive Plan, as amended
Stock Option Agreement
1. Grant of Option. The Company hereby grants Optionee an Option to purchase the number of shares of the Company’s common stock (“Shares”) under the McAfee, Inc. 1997 Stock Incentive Plan, as amended (the “Plan”), as set forth in the Notice of Grant (the “Notice”). The terms of this Option are set forth in the Plan, the Notice and this Stock Option Agreement including the Appendix (the “Agreement”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement or the Notice, the terms and conditions of the Plan shall prevail. Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan or the Notice as applicable.
2. Exercise of Option.
     (a) Right to Exercise. This Option is exercisable during its term in accordance with the vesting schedule and restrictions on exercisability set forth in the Notice and the applicable provisions of the Plan and this Agreement.
     (b) Method of Exercise.
          (i) This Option may be exercised through the Company’s designated broker. The Optionee shall specify the number of Shares being purchased, and the exercise shall be effective when the online exercise is complete or hard copy exercise notice is provided to the Company (if permitted) and the aggregate Exercise Price for the number of Shares being purchased, and any Tax-Related Items (as defined in Section 11 below), is received by the Company.
          (ii) No Shares will be issued pursuant to the exercise of an Option (and no exercise will be permitted) unless such issuance and such exercise complies with all relevant applicable provisions of law, whether foreign or domestic, and the requirements of any stock exchange or interdealer quotation system upon which the Shares may then be listed or traded.
          (iii) If this Option is being exercised by the representative of the Optionee, the representative must prove the Company’s satisfaction that he or she is entitled to do so.
3. Method of Payment.
     (a) Unless provided otherwise in the Appendix, payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee: (i) cash in U.S. dollars, (ii) check payable in U.S. dollars, (iii) irrevocable directions to a designated broker appointed by the Company to sell all or a portion of the Shares subject to the exercised Option, and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any Tax-Related Items (as defined in Section 11 below). The balance of the sale proceeds, if any, will be delivered to Optionee in cash if all Shares were directed to be sold, or in Shares if only a portion of the Shares were directed to be sold to cover the Exercise Price and Tax-Related Items (as defined in Section 11 below). Regardless of the method of payment of the Exercise Price, the exercise instructions must be received in a form approved by the Company and Optionee must provide any other documentation required by the Company at the time of exercise.
     (b) Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this Option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by completing an exercise as described in Section 2 above and paying the aggregate Exercise Price pursuant to Section 2 and Section 3(a).
4. Termination of Relationship for Any Reason except Death or Disability. In the event an Optionee’s active service as an Employee or Consultant terminates for any reason except Disability (as defined below) or death, Optionee may, to the extent this Option was vested at the Termination Date (as defined below), exercise this Option at any time during the 90-day period immediately following the Termination Date. To the extent that Optionee was not vested in this Option at the Termination Date, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Expiration Date as provided in the Notice. “Termination Date” shall be defined as the date an Optionee’s active service as an Employee or Consultant terminates, as determined by the Company in its sole discretion. For the purposes of this Agreement, the Termination Date will not be extended to include any notice period mandated under local law.
5. Termination of Relationship in Event of Death or Disability of Optionee. In the event an Optionee’s active service as an Employee or Consultant terminates as a result of his or her death or Disability, Optionee (or his or her estate or legal representative in the event of death) may, to the extent this Option was vested at the Termination Date, exercise this Option at any time during the 12-month period immediately following the Termination Date. To the extent that Optionee was not vested in this Option at the Termination Date, or if Optionee (or his or her estate or legal representative in the event of death) does not exercise this Option within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, in no event shall any Option be exercisable later than the Expiration Date as provided in the Notice. For the purposes of receiving treatment under this Section 5, “Disability” shall be defined as an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For the purposes of administering the Plan, the Company shall determine in its sole discretion whether Optionee’s active service terminated due to death or Disability.
6. Non-Transferability of Option. Unless otherwise provided in the Plan, this Option may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Notice, the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
7. Term of Option. This Option may be exercised only within the term set out in the Notice and this Agreement, and may be exercised during such term only in accordance with the terms of the Notice, the Plan and this Agreement.
8. Adjustment. The number of Shares subject to the Option shall be subject to adjustment as provided in Article 10 of the Plan.
9. Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the employer (“the Employer”), the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.
Optionee understands that the Company and his or her Employer may hold certain personal information about Optionee, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary or Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
Optionee understands that Data will be transferred to E*Trade Financial Services, Inc. or to any other third party assisting in the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the Company, E*Trade Financial Services, Inc. and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares purchased upon exercise of the Option. Optionee understands that

Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands that refusal or withdrawal of consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.
10. Nature of Grant. In accepting the grant, Optionee acknowledges that:
     (a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time;
     (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
     (c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
     (d) Optionee’s participation in the Plan is voluntary;
     (e) Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment or service relationship (if any) at any time;
     (f) Optionee is voluntarily participating in the Plan;
     (g) the Option and any Shares purchased under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, the Company or any Subsidiary or Affiliate, and that are outside the scope of Optionee’s employment or service contract, if any;
     (h) the Option and any Shares purchased under the Plan are not intended to replace any pension rights or compensation;
     (i) the Option and any Shares purchased under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Subsidiary or Affiliate;
     (j) in the event that Optionee is not a direct employee of Company, the Option grant will not be interpreted to form an employment contract or relationship with Company and furthermore, the Option grant will not be interpreted to form an employment contract with Optionee’s Employer or any Subsidiary or Affiliate;
     (k) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;
     (l) if the underlying Shares do not increase in value, the Option will have no value;
     (m) if Optionee exercises the Option and purchases Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
     (n) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the vesting of the Option or cancellation of the Option following termination of Optionee’s active service as an Employee or Consultant (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Employer, the Company and any Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
     (o) notwithstanding any terms or conditions of the Plan to the contrary, in the event of voluntary or involuntary termination of Optionee’s active service as an Employee or Consultant,(i) Optionee’s right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the Termination Date, and (ii) Optionee’s right to exercise the Options after termination of active service as an Employee or Consultant, if any, will be measured by the Termination Date;
     (p) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan or Optionee’s purchase or sale of Shares; and
     (q) Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan; and the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
11. Responsibility for Taxes.
     (a) Regardless of any action the Company and/or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares purchased pursuant to such exercise and the receipt of any dividends; and (b) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the grant date and the date of any relevant taxable event, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
     (b) Prior to the relevant taxable or tax withholding event, as applicable, Optionee shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company, the Employer and any Subsidiary or Affiliate; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option.
     (c) To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.
     (d) Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares, if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice, and this Agreement ,including the Appendix, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements and all contemporaneous oral undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified to materially and adversely affect the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
13. Language. If Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
14. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
15. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Optionee’s participation in the Plan, or the acquisition or sale of underlying Shares. The Optionee is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.
16. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18. Appendix. The Option shall be subject to any special provisions set forth in the country-specific Appendix for Optionee’s country of residence, as applicable (the “Appendix”). If Optionee relocates to one of the countries included in the Appendix during the life of the Option, the special provisions for such country shall apply to Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
19. Tax Consequences.
Non-U.S. taxpayers: Optionee should consult a tax adviser to determine the tax consequences applicable to their particular situation before exercising this Option or disposing of the Shares. The following provisions of this Section 19 apply only to U.S. taxpayers.
U.S. taxpayers: Optionee acknowledges that he or she has read the description of tax U.S. consequences set forth below and has consulted his or her personal tax advisor regarding the same to the extent he or she has determined advisable. Optionee is not relying on the Company, or any of its officers, directors, employees or advisors, for any tax advice or planning information whatsoever. Set forth below is a brief summary as of the date of this Option of some of the U.S. federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT

TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
     (a) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability upon the exercise of a nonstatutory stock option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold for U.S. federal taxes and FICA from Optionee’s compensation or proceeds from exercise or otherwise collect these amounts from Optionee.
     (b) Disposition of Shares. In the case of a nonstatutory stock option, if Shares are held for at least one year, any gain realized on disposition of the Shares (i.e., the sales price of the Shares less the Fair Market Value of the Shares at exercise) will be treated as long-term capital gain for federal tax purposes.
20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Option and the Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Notice, the Plan and this Agreement.
* * * * *
By Optionee’s electronic acceptance and/or signature on the Notice, the Optionee agrees that this Option is granted under and governed by the terms and conditions of the Notice, the Plan and this Agreement.